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                                                                       EXHIBIT 5

                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE
                              NEW YORK, NY  10035
                                 (212) 782-0700
                                October 25, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:     Midway Games Inc. -- Registration Statement
                 on Form S-1, as amended (File No. 333-11919)
                 --------------------------------------------

Dear Sir or Madam:

         Reference is made to the Registration Statement on Form S-1 (File No. 333-11919) filed September 13, 1996, as amended (the "Registration Statement"), with the Securities and Exchange Commission by Midway Games Inc., a Delaware corporation (the "Company"), relating to the Company's proposed offer to sell 5,100,000 (5,865,000 if the underwriters' over-allotment option is exercised in full) shares of common stock (the "Shares").

         We advise you that we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, it is our opinion that the Shares when issued and sold in accordance with the terms described in the Prospectus relating to the Shares forming a part of the Registration Statement (the "Prospectus") will be validly issued, fully paid and non- assessable.
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Securities and Exchange Commission      - 2 -                 October 25, 1996


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference made to us under the caption "Legal Matters" in the Prospectus.

                                           Very truly yours,

                                           SHACK & SIEGEL, P.C.




                                           By:     /s/ Paul S. Goodman
                                                   ----------------------------
                                                   Paul S. Goodman, Esq.